SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          DOUGLAS & LOMASON COMPANY
               (Name of Registrant as Specified in Its Charter)

                          DOUGLAS & LOMASON COMPANY
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: ______
        ______________________________________________________________________

    (2) Aggregate number of securities to which transactions applies: ________
        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:* _________________________________
        ______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction: _____________________
        ______________________________________________________________________
________________
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid: _____________________________________________

     (2) Form, schedule or registration statement no.: _______________________

     (3) Filing party: _______________________________________________________

     (4) Date filed: _________________________________________________________

                           DOUGLAS & LOMASON COMPANY

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                April 26, 1996

To the Shareholders of
Douglas & Lomason Company:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Douglas & Lomason Company will be held on Friday, the 26th day of April, 1996, at 11:00 A.M., Local Time, at The Hotel Baronette, 27790 Novi Road, Novi, Michigan, for the following purposes:

      1. To elect one director of the Company;

      2. To approve a proposal to amend the Company's 1990 Stock Option Plan to increase the number of shares of the Company's Common Stock which may be issued thereunder; and

      3. To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on March 12, 1996 as the record date for the meeting and only shareholders of record at that time will be entitled to notice of and to vote at the meeting or any adjournments thereof. Shareholders who are unable to attend the meeting in person, as well as shareholders who plan to attend the meeting, are requested to date, sign and mail the enclosed proxy promptly. If you are present at the meeting and desire to vote in person, you may revoke your proxy.

                              By Order of the Board of Directors,

                                              VERNE C. HAMPTON II

                                                        Secretary

March 27, 1996

                                PROXY STATEMENT

          ANNUAL MEETING OF SHAREHOLDERS OF DOUGLAS & LOMASON COMPANY

                                April 26, 1996

To the Shareholders of
Douglas & Lomason Company:

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Douglas & Lomason Company (hereinafter referred to as the "Company") from the holders of the Company's Common Stock to be used at the Annual Meeting of Shareholders to be held on Friday, the 26th day of April, 1996, at 11:00 A.M., Local Time, at The Hotel Baronette, 27790 Novi Road, Novi, Michigan, and at any adjournments thereof. The approximate date on which this Proxy Statement and the enclosed form of proxy are being sent to shareholders is March 27, 1996. The address of the principal corporate offices of the Company is 24600 Hallwood Court, Farmington Hills, Michigan 48335-1671.

      Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Company prior to voting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournments thereof. The giving of the proxy does not affect the right to vote in person should the shareholder attend the meeting.

      The Board of Directors, in accordance with the By-Laws, has fixed the close of business on March 12, 1996 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof. At the close of business on such date the outstanding number of voting securities of the Company was 4,243,021 shares of Common Stock, each of which is entitled to one vote. All votes will be tabulated by two officers of the Company who will serve as inspectors of election. Abstentions and broker non-votes are each included in the determination of the number of shares present for purposes of a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and have the same effect as votes against a proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Directors are elected by a plurality of the votes properly cast at the meeting.

                              SECURITY OWNERSHIP

Management

      The following table sets forth, as of February 15, 1996, the number of shares of the Company's Common Stock beneficially owned by each director, each executive officer named in the Summary Compensation Table and all directors and named executive officers as a group.

    Name of Individual                              Number of    Percent of
         or Group                                 Shares(1)(2)      Class
    ------------------                            ------------   ----------
James E. George ...............................        1,167          *
Verne C. Hampton II ...........................        1,500          *
James J. Hoey .................................       22,708          *
Dale A. Johnson ...............................        1,867          *
Harry A. Lomason II ...........................      624,192(3)      14.7
Charles R. Moon ...............................        1,000          *
Roger H. Morelli ..............................        5,129          *
James B. Nicholson ............................        1,867          *
Gary A. Pniewski ..............................        3,000          *
Dan D. Smith ..................................        3,529          *
Gary T. Walther ...............................        8,100(4)       *
All Directors and Executive Officers as a Group
  (11 persons named above) ....................      674,059         15.9

* Less than one percent

                                   1

(1) Includes shares which the following executive officers have the right to acquire upon the exercise of stock options as of February 15, 1996, or at any time within 90 days thereafter: James J. Hoey -- 7,500 shares; Harry
    A. Lomason II -- 8,000 shares; Roger H. Morelli -- 3,000 shares; Gary A. Pniewski -- 2,000 shares; and Dan D. Smith -- 3,000 shares. Also includes shares held in the officers' accounts in the Company's 401(k) Plan.

(2) Excludes the following shares where delivery is deferred under the terms of the Directors Stock Plan: Messrs. Hampton and Walther -- 667 shares each and Mr. Moon -- 333 shares.

(3) Includes 299,551 shares held in various trusts of which Mr. Lomason serves as Trustee, in several custody accounts in which he serves as Custodian, and in an estate of which he serves as Co-Executor.

(4) Includes 7,500 shares held in a trust of which Mr. Walther serves as a Co-Trustee.

Certain Beneficial Owners

      The following table sets forth the persons known by the Company to own of record or beneficially, as of February 15, 1996, five percent or more of the outstanding Common Stock of the Company:

    Name and Address                      Number of        Percent of
        of Person                           Shares            Class
    ----------------                      ---------        ----------
Harry A. Lomason II
  24600 Hallwood Court
  Farmington Hills, Michigan 48335 .      624,192(1)           14.7

Pioneer Management Corporation
  60 State Street
  Boston, Massachusetts 02109 ......      400,000(2)            9.4

Wanger Asset Management, L.P.
  227 West Monroe Street, Suite 3000
  Chicago, Illinois 60606 ..........      373,000(2)(3)         8.8

Jane L. Agostinelli
  3800 Camp Creek Parkway
  Atlanta, Georgia 30331 ...........      286,677(4)            6.8

Namba Press Works Co., Ltd.
  8-3-8 Kojima-Ogawa
  Kurashiki, Okayama 711 Japan .....      285,000               6.7

Anne L. Bray
  3800 Camp Creek Parkway
  Atlanta, Georgia 30331 ...........      275,840(5)            6.5

(1) Includes 299,551 shares held in various trusts of which Mr. Lomason serves as Trustee, in several custody accounts in which he serves as Custodian, and in an estate of which he serves as Co-Executor. Also includes 8,000 shares which Mr. Lomason has the right to acquire upon the exercise of stock options.

(2) Based on information as of December 31, 1995 set forth in a Schedule 13G filed with the Securities and Exchange Commission.

(3) Includes 300,000 shares held by Wanger Asset Management, L.P. as investment advisor to Acorn Investment Trust, Series Designated Acorn Fund.

(4) Includes 18,681 shares held in various trusts of which Mrs. Agostinelli serves as Trustee and in several custody accounts in which she serves as Custodian.

(5) Includes seven shares held in a custody account of which Mrs. Bray serves as Custodian.

                             ELECTION OF DIRECTORS

      The members of the Board of Directors are divided into three classes, each class to be as nearly equal in number as possible, with each class to serve a three-year term. The term of Verne C. Hampton II will expire at the 1996 Annual Meeting of Shareholders. The Board of Directors has nominated Mr. Hampton for reelection as a director to serve until the 1999 Annual Meeting of Shareholders. Charles R. Moon, whose term as a director will end at the 1996 Annual Meeting of Shareholders, has been elected Director Emeritus.

      The proposed nominee for reelection as a director is willing to be elected. If the nominee at the time of election is unable to serve, or is otherwise unavailable for election, and if another nominee is designated, the proxies shall have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominee. However, if a nominee is substituted by management, the proxies intend to vote for such nominee. It is not anticipated that the nominee will be unable to serve as a director.

              INFORMATION ABOUT DIRECTORS AND NOMINEE FOR DIRECTOR

      The following information is furnished with respect to each person who is presently a director of the Company whose term of office will continue after the Annual Meeting of Shareholders, as well as the person who has been nominated for reelection as a director.

                                                                                                         Year in which
                                                           Principal Occupation                Has          Term or
                                                             and Directorships              Served as      Proposed
                   Name and Age of                           in other Publicly               Director   Term of Office
                      Director                              Owned Companies(2)                Since       will Expire
                   ---------------                         --------------------              --------   --------------
      James E. George (67)  ..................   General Partner, JDX Ltd., Former Vice
                                                   President of Becton Dickinson and Co.       1993          1997
(1)   Verne C. Hampton II (62)  ..............   Senior Partner, Dickinson, Wright,
                                                   Moon, Van Dusen & Freeman(3);
                                                   Corporate Secretary of the Company  ..      1994          1999
      Dale A. Johnson (58)  ..................   Retired, Former Chairman and Chief
                                                   Executive Officer, SPX Corporation.
                                                   Director of MCN Corporation  .........      1990          1998
      Harry A. Lomason II (61) ................  Chairman of the Board, President and
                                                   Chief Executive Officer of the
                                                   Company. Director of The Amerisure
                                                   Companies  ...........................      1974          1998
      James B. Nicholson (52)  ...............   President and Chief Executive Officer,
                                                   PVS Chemicals, Inc.; Vice Chairman of
                                                   the Board of the Company. Director of
                                                   The Amerisure Companies, Handleman
                                                   Company and North American Mortgage
                                                   Company  .............................      1985          1997
      Gary T. Walther (58) ...................   Senior Managing Director, EVEREN
                                                   Securities, Inc. (formerly named
                                                   Kemper Securities, Inc.)(4)  .........      1982          1998

(1) Nominated for reelection as a director.

(2) Each of the directors has had the same principal occupation during the past five years with the exception of Mr. George who held various executive positions with Becton Dickinson & Co. from 1963 to 1993 and served as President and Chief Executive Officer of Lumex, Inc. from 1994 to 1995; and Mr. Johnson who held various other executive positions with SPX Corporation.

                                 3

(3) This law firm performs legal services for the Company.

(4) This investment banking firm performs investment advisory services for the Company.

Meetings and Committees

      The Board of Directors held five meetings during 1995.

      The Company has standing Audit and Compensation Committees of the Board of Directors. The Company has no Nominating Committee and the functions of a Nominating Committee are performed by the Board of Directors.

      The members of the Audit Committee are James B. Nicholson, Chairman, and Dale A. Johnson. The Audit Committee, which met two times during 1995, reviews, acts, and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent public accountants, the scope of audit procedures, the nature of services to be performed for the Company, and the fees to be paid to the independent public accountants.

      The members of the Compensation Committee are James B. Nicholson, Chairman, and James E. George. This Committee, which met two times during 1995, reviews and recommends to the Board of Directors the compensation of officers of the Company.

      The Board of Directors will consider persons recommended by shareholders as potential nominees for election as directors. A shareholder of the Company may nominate persons for election to the Board of Directors of the Company if such shareholder submits such nomination, together with certain related information required by the Company's By-Laws, in writing to the Board of Directors in care of the Secretary of the Company not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders.

Compensation of Directors

      Non-employee directors received in 1995 a retainer at the annual rate of $16,000 until April 1, 1995 and at the annual rate of $20,000 thereafter plus reimbursement for travel expenses to attend meetings of the Board of Directors. Members of the Audit and Compensation Committees received $500 for each meeting of the Committee attended.

      Commencing on July 1, 1995, non-employee directors receive 25% (and at the election of the director, up to 50%) of their annual retainer in Company Common Stock in lieu of cash pursuant to the Directors Stock Plan. Directors may elect to defer the delivery of shares under the Plan.

      Under the Company's Deferred Compensation Plan for Non-Employee Directors, a director may elect to defer all or any portion of his retainer fee or committee fees, which are payable in cash. Deferred amounts under this Plan earn interest at a rate equivalent to eighty percent of prime.

                         COMPENSATION COMMITTEE REPORT

      The Company's compensation program for officers is administered by the Compensation Committee of the Board of Directors, which is composed of two non-employee directors.

Overall Officer Compensation Policy

      The Company's compensation policy for officers is designed to support the overall objective of enhancing value for shareholders by attracting, developing, rewarding, and retaining highly qualified and productive individuals; relating compensation to both Company and individual performance; ensuring compensation levels that are externally competitive and internally equitable; and encouraging management stock ownership to enhance growth in shareholder value.

      The key elements of the Company's officer compensation consist of base salary, bonus award and stock options. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Lomason, the Company's chief executive officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits.

      In 1994, an independent compensation and benefits consulting firm ("Consulting Firm") was retained by the Compensation Committee to determine the competitiveness of the Company's compensation levels for its officer positions relative to marketplace base salary and total cash compensation (salary plus annual bonus) practices and to assist the Compensation Committee to develop a market-driven salary structure for Company officer positions.

Stock Ownership Requirements

      As a means to develop more director, officer and management ownership in the Company, the Board of Directors adopted Stock Ownership Guidelines for directors, officers and designated executive and division managers in 1994. As a part thereof, the Board also adopted a Stock Purchase Loan Plan to assist officers and designated executive and division managers in acquiring stock to meet the Stock Ownership Guidelines. The Guidelines establish various target stock ownership levels, depending upon the person's position in the Company, which the person is expected to achieve within five years from the adoption of the Guidelines.

Base Salary

      The Compensation Committee reviews each officer's salary annually. In determining appropriate salary levels, consideration is given to scope of responsibility, experience, Company and individual performance as well as pay practices of other companies relating to executives with similar responsibility.

      The Company endeavors to pay officer salaries in line with competitive market levels. In assisting the Compensation Committee as to base salary, the Consulting Firm provided the Compensation Committee information as to median and seventy-fifth percentile marketplace data for positions at comparably-sized manufacturing companies similar to those at the Company.

      With respect to the base salary of Mr. Lomason in 1995, the Compensation Committee took into account a comparison of base salaries of chief executive officers of peer companies, the Company's financial position, the performance of the Company's Common Stock and the assessment by the Compensation Committee of Mr. Lomason's individual performance. The Compensation Committee also took into account the longevity of Mr. Lomason's service to the Company and its belief that Mr. Lomason is an excellent representative of the Company to the public by virtue of his stature in the community and the industry. Mr. Lomason was granted a base salary of $358,000 for 1995 an increase of 7.4% over his $333,333 base salary for 1994.

Bonus Awards

      The Company's officers may be considered for annual cash bonuses which may be awarded to recognize and reward corporate and individual performance based on various performance measures. The performance measure for 1995 was based on the Company's return on equity with earnings calculated on a pre-tax, pre-interest and pre-bonus accrual basis. The amount an individual officer may be awarded is directly dependent upon the officer's position, responsibility and ability to impact the Company's financial success. No bonuses were awarded to officers for 1995.

Stock Options

      Under the Company's 1990 Stock Option Plan, which was approved by shareholders, stock options are granted from time to time to the Company's officers and key associates. The number of options granted is determined by the subjective evaluation of the person's ability to influence the Company's long-term growth and profitability. During 1995 there were no options granted under the 1990 Stock Option Plan.

                                                   Compensation Committee

                                                      JAMES B. NICHOLSON,
                                                                 Chairman
                                                          JAMES E. GEORGE

                             EXECUTIVE COMPENSATION

      The following table sets forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company whose total compensation exceeded $100,000 during 1995.

Summary Compensation Table

                                                              Annual Compensation(1)
                                                    -----------------------------------------
                                                                                   All Other
                     Name and                                                       Annual
                Principal Position                  Year    Salary      Bonus    Compensation
                ------------------                  ----    ------      -----    ------------
Harry A. Lomason II(2)                              1995   $358,000   $      0      $25,614
  Chairman of the Board, President                  1994    333,333    122,500        9,843
  and Chief Executive Officer                       1993    283,333          0        7,338

James J. Hoey                                       1995    230,667          0       10,185
  Senior Vice President                             1994    219,333     78,400        6,985
  and Chief Financial Officer                       1993    203,333          0        6,050

Roger H. Morelli                                    1995    171,667          0        5,587
  Senior Vice President -- Manufacturing            1994    148,333     57,750        4,032
                                                    1993    111,000          0        2,776

Gary A. Pniewski(3)                                 1995    145,666          0        3,205
  Vice President -- Seating and Decorative Trim     1994    137,042     35,750        4,756
  Engineering                                       1993         --         --           --

Dan D. Smith                                        1995    145,333          0        5,319
  Vice President -- Cost Analysis and Information   1994    130,000     42,000        2,272
  Technology                                        1993    105,000          0        1,692

(1) The aggregate amount of perquisites and other personal benefits for any named executive did not exceed $50,000 or 10% of the total of annual salary and bonus for any such named executive, and is, therefore, not reflected in the table.

(2) In December 1992, a trust established by Mr. Lomason and his wife entered into an agreement with the Company whereby the Company, with the approval of the Compensation Committee of the Board of Directors, agreed to make advances of a portion of the premiums payable on a split dollar life insurance policy purchased by the trust on the joint lives of Mr. and Mrs. Lomason. The Company is entitled to reimbursement of the amounts advanced, without interest, and the advances are secured by a collateral assignment of the policy to the Company. During 1995, the Company advanced $118,352 toward the trust's payment of premiums.

(3) Mr. Pniewski joined the Company on January 11, 1994.

Option Grants During 1995

      During 1995 there were no stock options granted under the Company's 1990 Stock Option Plan.

Aggregated Option Exercises During 1995 and 1995 Year-End Option Values

      The following table sets forth certain information on stock options exercised during 1995 by the executive officers named in the Summary Compensation Table along with the number and dollar value of options remaining unexercised at December 31, 1995 and the value of such options at December 31, 1995.

                                                     Number of
                                               Securities Underlying          Value of Unexercised
                       Shares      Value        Unexercised Options        In-the-Money Stock Options
                      Acquired   Realized       at December 31, 1995          at December 31, 1995
                         on         at      ---------------------------   ---------------------------
        Name          Exercise   Exercise   Exercisable   Unexercisable   Exercisable   Unexercisable
        ----          --------   --------   -----------   -------------   -----------   -------------
Harry A. Lomason II..   7,500     $67,598      8,000            0              0              0
James J. Hoey........   6,000      52,998      7,500            0              0              0
Roger H. Morelli.....       0           0      3,000            0              0              0
Gary A. Pniewski.....       0           0      2,000            0              0              0
Dan D. Smith.........       0           0      3,000            0              0              0

Retirement Plan

      The Retirement Plan for Salaried Employees of the Company, a defined benefit actuarial plan, provides generally for benefits upon retirement at age
65. Remuneration covered by the Plan is base salary paid to the associate, exclusive of overtime, commissions and bonuses. Benefits are integrated with federal social security benefits. The following tabulation illustrates the maximum annual benefits payable under the Plan in 1995 to associates in various earnings classifications upon retirement at age 65 and reflects the integration with federal social security benefits in accordance with the terms of the Plan.

  Average
  Annual                          Years of Service at Age 65
  Salary      -------------------------------------------------------------------
 at Age 65       10        15        20        25       30         35        40
----------    -------   -------   -------   -------   -------   -------   -------
 $ 25,000     $ 3,625   $ 5,438   $ 7,250   $ 9,063   $10,875   $12,688   $14,500
   50,000       7,852    11,778    15,704    19,630    23,556    27,482    31,408
   75,000      12,102    18,153    24,204    30,255    36,306    42,357    48,408
  100,000      16,352    24,528    32,704    40,880    49,056    57,232    65,408
  125,000      20,602    30,903    41,204    51,505    61,806    72,107    82,408
  150,000      24,852    37,278    49,704    62,130    74,556    86,982    99,408
  250,000      24,852    37,278    49,704    62,130    74,556    86,982    99,408
  350,000      24,852    37,278    49,704    62,130    74,556    86,982    99,408
  400,000      24,852    37,278    49,704    62,130    74,556    86,982    99,408

      The amounts shown reflect the $150,000 Internal Revenue Service compensation limit effective January 1, 1995.

      As of December 31, 1995, the number of years of service under the Retirement Plan for the officers named in the Summary Compensation Table was as follows: Harry A. Lomason II--34; James J. Hoey--28; Roger H. Morelli--29; Gary
A. Pniewski--1; and Dan D. Smith--23. As of December 31, 1995, the estimated annual payment under the Plan for service accrued prior to 1994 would be based on an average base salary of $202,140 for Mr. Lomason and $177,000 for Mr. Hoey. For service accrued after 1994, the payment would be based on an average of $150,000 for both Messrs. Lomason and Hoey. The payment under the Plan for Mr. Morelli, Mr. Smith and Mr. Pniewski would be based on an average base salary of $122,600, $116,600 and $147,000, respectively.

Performance Graph

      The following graph compares the change in the Company's cumulative total shareholder return on its Common Stock with the Dow Jones Industrial Average and the Dow Jones Auto Parts Sub-Index.

                                  [ GRAPH ]

                                   1990    1991     1992     1993     1994     1995
                                   ----    ----     ----     ----     ----     ----
Douglas & Lomason Company         100.0   168.90   334.08   265.48   243.30   178.57
Dow Jones Industrial Average      100.0   124.33   133.44   156.05   163.91   224.47
Dow Jones Auto Parts Sub-Index    100.0   122.81   157.54   206.16   181.01   220.90

        Assuming $100 Invested on December 31, 1990 with Dividends Reinvested

                 PROPOSAL TO AMEND THE 1990 STOCK OPTION PLAN

      The Board of Directors of the Company has adopted, subject to shareholder approval, an amendment to the 1990 Stock Option Plan (the "Plan"), to make available an additional 200,000 shares of the Company's Common Stock for issuance upon the exercise of options granted thereunder. The Plan was previously approved by shareholders at the Annual Meeting in April 1990.

      As of March 1, 1995, options have been exercised or are outstanding for 149,950 of the 150,000 shares of Common Stock reserved for issuance under the Plan.

      The Company has elected to continue issuing options pursuant to the Plan rather than initiating a new plan. Of the total shares currently authorized for issuance pursuant to the Plan, options for only 50 shares remain to be granted. In the opinion of the Board of Directors, this number is insufficient for the future needs of the Company. The Board of Directors believes that its continued ability to grant options will be of assistance in attracting and retaining highly qualified associates to the benefit of the Company and its shareholders.

Summary of Plan

      The following is a summary of the prinicipal provisions of the Plan:

      Administration. The Plan is administered by the Compensation Committee of the Board of Directors of the Company comprised of directors who are not eligible to participate in the Plan. The Committee makes determinations with respect to the officers and other key executive associates of the Company or subsidiaries (corporations of which at least fifty percent of the stock is owned by the Company) who shall participate in the Plan and the extent of their participation. In making such determinations, the Committee considers the position and responsibilities of the associate, the nature and value to the Company of his or her services and accomplishments, the present and potential contribution of the associate to the success of the Company, and such other factors as the Committee may deem relevant.

      Shares. The shares covered by the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company.

      Option Agreement. Each option granted under the Plan is evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement must comply with and be subject to certain conditions set forth in the Plan.

      Option Price. The option price shall not be less than the full fair market value of the shares of Common Stock at the time the option is granted except in the case of an option granted to a 10% shareholder where the option price shall be equal to 110% of fair market value. Fair market value is defined as the closing price of the shares on the NASDAQ National Market System.

      Duration and Exercise of Options. The duration of each option will be determined by the Committee, except that the maximum duration may not exceed ten years from the date of grant and five years from the date of grant as to an option granted to a 10% shareholder. No option will be exercisable prior to the expiration of six months from the date of grant. The Committee determines at the time of grant whether the option will be exercisable in full or in cumulative installments.

      Except as hereinafter provided, an option may be exercised by an optionee only while such optionee is in the employ of the Company or a subsidiary. In the event that the employment of an optionee to whom an option has been granted under the Plan shall terminate (except as set forth below) such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, only until the earlier of three (3) months after such termination or the original expiration date of the option; provided, however, that if termination of employment results from retirement at normal retirement age, death or total and permanent disability, such three
(3) month period shall be extended to twelve (12) months; and provided, further, that any option held by an optionee whose employment shall be terminated either (i) for cause or (ii) voluntarily by the optionee and without the consent of the Company (which consent shall be assumed in the case of retirement at normal retirement age but not in the case of early retirement) shall, to the extent not theretofore exercised, forthwith terminate.

      Payment of Option Price. The option price shall be paid in cash or through the delivery of previously owned shares of the Company's Common Stock or by a combination of cash and Common Stock.

      Adjustments. The Committee shall make appropriate adjustments in the number of shares of Common Stock for which options may be granted or which may be issued under the Plan and the price per share of each option if there is any change in the Common Stock as a result of a stock dividend, stock split, recapitalization or otherwise.

      Termination of Plan and Amendments. An option may not be granted pursuant to the Plan after February 19, 2000. The Board of Directors may from time to time terminate the Plan or amend the Plan subject to shareholder approval to the extent necessary to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule.

      Tax Aspects. The Company intends for options granted under the Plan to qualify as incentive stock options under the Internal Revenue Code. The exercise of an incentive stock option will not result in income to the optionee if the optionee (a) does not dispose of the shares within two years after the date of grant or one year after exercise and (b) is an associate from the date of the grant until three months before the exercise. If these requirements are met, the basis of the shares upon later disposition will be the option price. Any gain will be taxed to the optionee as long-term capital gain and the Company will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. If the optionee disposes of the shares prior to the expiration of either of the holding periods in (a) above, the optionee will generally recognize compensation income and the Company will be entitled to a deduction equal to the fair market value of the shares on the exercise date minus the option price. Any gain in excess of the compensation income portion will be treated as long-term or short-term capital gain.

      Under the terms of the Plan the aggregate market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time in any year by any optionee may not exceed $100,000.

      On March 20, 1996 the closing price of the Common Stock of the Company on the NASDAQ National Market System was $12-1/8.

Requisite Vote

      The affirmative vote of a majority of the votes cast by holders of the shares of the Company's Common Stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for approval of the amendment to the 1990 Stock Option Plan.

      THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE 1990 STOCK OPTION PLAN.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of KPMG Peat Marwick LLP has been selected by the Board of Directors of the Company as independent public accountants to audit the Company's books for the year 1996. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

                             SHAREHOLDER PROPOSALS

      Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by management of the Company at the corporate offices on or before November 26, 1996.

                                 MISCELLANEOUS

      It is not expected that any other matters will be brought before the meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

      The entire cost of preparing and mailing the proxy material will be borne by the Company. Solicitation of proxies will be made by mail, personally, or by telephone or telegraph, by officers and associates of the Company. The Company will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the shareholders, and the Company will reimburse such institutions for out-of-pocket expenses.

                                      By Order of the Board of Directors,

                                                      VERNE C. HAMPTON II
                                                                Secretary

March 27, 1996

[Form of Proxy -- Front]

                           DOUGLAS & LOMASON COMPANY
   PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 26, 1996

      The undersigned hereby appoints James E. George and Harry A. Lomason II, or any one of them, with power of substitution in each, proxies to vote all Common Stock of the undersigned in Douglas & Lomason Company at the Annual Meeting of Shareholders to be held on Friday, April 26, 1996, and at all adjournments thereof.

1. ELECTION OF   [ ] FOR nominee listed below   [ ] WITHHOLD AUTHORITY
   DIRECTOR                                         to vote for nominee listed
                                                    below.

                              Verne C. Hampton II

2. Approve the Amendment to the 1990 Stock Option Plan.
                 [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

3. In their discretion, authorization to vote upon such other business as may properly come before the meeting.

         UNLESS OTHERWISE SPECIFIED, THE PROXIES ARE APPOINTED TO VOTE
               FOR THE ELECTION OF DIRECTOR AND FOR THE PROPOSAL

                PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

[Form of Proxy -- Back]

              (continued from other side)

Mark box at right if you plan to attend the Annual Meeting of Shareholders.[ ]

                                      Please be sure to sign and date
                                      this proxy.

                                      --------------------------------
                                      Signature of Shareholder

                                      --------------------------------
                                      Co-owner sign here

                                      ------------------------- , 1996
                                      Date

                                      Signatures should be exactly as
                                      addressed. When signing as
                                      Attorney, Executor,
                                      Administrator, Personal
                                      Representative, Trustee or
                                      Guardian, please give your full
                                      title as such.

          If stock is held in the name of more than one person, each person whose name appears as an owner must sign this proxy.